EXHIBIT 10.5(d)

Amendment No. 2 to

Employment Agreement

This Amendment No. 2 (this “Amendment”) is entered into this 15th day of November, 2007, by and between Advanced Medical Optics, Inc. (the “Company”), and C. Russell Trenary III (the “Executive”).

WHEREAS, the Company and the Executive have entered into that certain Employment Agreement, dated April 24, 2002, as amended by Amendment No. 1 on October 1, 2004 (the “Agreement”); and

WHEREAS, the Company and the Executive desire to amend further the Agreement;

NOW, THEREFORE, the parties agree as follows:

1. Executive hereby consents to the change in Executive’s job responsibilities and position, effective October 15, 2007, in connection with Executive’s appointment as Executive Vice President, Global Public Policy and Medical Education, reporting to the Company’s Chief Executive Officer, and agrees that such change does not and will not constitute Good Reason under the Agreement

2. Amendment to Section 2.2. Section 2.2 of the Agreement is hereby amended by replacing the words “Corporate Vice President and Chief Marketing Officer” with “Executive Vice President, Global Public Policy and Medical Education.”

3. Amendment to Section 3.1. Section 3.1 of the Agreement is hereby amended and restated in its entirety as follows: “During the Term, the Company shall pay Executive a base salary (“Base Salary”) at an annual rate of $365,700, payable in accordance with the Company’s executive compensation practices. Such annual rate shall be reviewed by the Board or its designee at least annually and may be increased, but not decreased, in such amounts as the Board or its designee deems appropriate in its sole discretion.”

4. Amendment to Section 5.1(e). Section 5.1(e) of the Agreement is hereby amended to add the following sentence: “For purposes of clarity, a “substantial diminution or adverse modification in Executive’s overall position, responsibilities or reporting relationship” shall have occurred if (y) Executive no longer reports to the chief executive officer, or (z) if Executive is assigned to a position other than Executive Vice President, Global Public Policy and Medical Education, unless, for purposes of this subsection (z) only, the position adds but does not remove duties, or the position is the head of sales and/or marketing for one or more business units.”

5. Reaffirmation of Agreement. Except as expressly set forth herein, the Agreement is not amended, modified or affected by this Amendment, and the Agreement and the obligations of the parties thereunder are hereby ratified and confirmed by the Company and the Executive in all respects.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original but all of which shall be but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

“Company”

ADVANCED MEDICAL OPTICS, INC.

a Delaware corporation

By:  /s/    JAMES V. MAZZO

        James V. Mazzo, Chairman, President and

        Chief Executive Officer

“Executive”

/s/    C. RUSSELL TRENARY III

C. Russell Trenary III